                                                       Exhibit 1


                            XTRA, Inc.

                           $604,000,000

                    Series C Medium-Term Notes
              Guaranteed as to Payment of Principal,
                 Premium (if any) and Interest by

                         XTRA Corporation


                      Distribution Agreement



                                                            , 1997
                                                -------- ---



Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Smith Barney Inc.,
390 Greenwich Street,
New York, New York 10013.

Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

          XTRA, Inc., a Maine corporation (the "Company"), proposes to issue and sell from time to time its Series C Medium-Term Notes, each of which shall have the benefit of an unconditional guarantee (the "Guarantee") of payment of principal, premium, if any, and interest from XTRA Corporation, a Delaware corporation ("XTRA" or the "Guarantor") (the Guarantee, together with the Series C Medium-Term Notes, the "Securities"), in an aggregate principal amount up to $604,000,000 and agrees with each of you (individually an "Agent" and collectively the "Agents") as set forth in this Agreement.

          Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf as provided in Section 2(a) hereof, the Company and XTRA hereby
(i) appoint each Agent as an agent of the Company and XTRA for the purpose of soliciting and receiving offers to purchase Securities from the Company and XTRA pursuant to Section 2(a) hereof and (ii) agree that, except as otherwise contemplated herein, whenever they determine to sell Securities directly to any Agent as principal, they will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

          The Securities will be issued under an indenture, dated as of August 15, 1994 (the "Original Indenture"), between the Company, XTRA and The First National Bank of Boston, as Trustee (the "Bank of Boston"), as amended and supplemented by (i) the First Supplemental Indenture, dated as of September 30, 1994 (the "First Supplemental Indenture"), between the Company, XTRA, XTRA Missouri, Inc., a Delaware corporation ("XTRA Missouri"), and the Bank of Boston, as Trustee, and (ii) the Second Supplemental Indenture, dated as of ______ __, 1997 (the "Second Supplemental Indenture" and together with the Original Indenture and the First Supplemental Indenture, the "Indenture"), between the Company, XTRA and State Street Bank and Trust Company, as Trustee. On October 2, 1995, State Street Bank and Trust Company (the "Trustee") succeeded to all or substantially all of the corporate trust business of the Bank of Boston, thereby becoming the successor Trustee pursuant to the terms of the Indenture. The Securities shall have the maturity ranges, annual interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company and the XTRA in accordance with the Indenture and the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company and XTRA (the "Procedure") and, if applicable, will be specified in a related Terms Agreement.

          1. The Company and XTRA represent and warrant to, and agree with, each Agent that:

          (a) A registration statement on Form S-3 (Registration No. 33-65293) has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statement but including all documents incorporated by reference in the prospectus included in such registration statement, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), each in the form heretofore delivered to the Agents); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of such registration statement became effective, being hereinafter collectively called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

          (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to XTRA and the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

          (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to XTRA and the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

          (d) None of XTRA, the Company, or any of their subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise disclosed therein there has not been any change in the capital stock (other than issuances of capital stock pursuant to the provisions of employee or director benefit or stock option plans or agreements of XTRA) or any increase in excess of $50 million in the consolidated long-term debt of XTRA or the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of XTRA or the Company and their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

          (e) XTRA and the Company and their respective subsidiaries have good and marketable title to all personal property owned by any of them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or XTRA and their respective subsidiaries; and any real property and buildings held under lease by XTRA or the Company and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by XTRA, the Company and their respective subsidiaries;

          (f) XTRA has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maine, in each case, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and none of them is required to be qualified as a foreign corporation for the transaction of business under the laws of any jurisdictions in which the consequences of a failure to qualify, individually or in the aggregate, would have a material adverse effect on the business of XTRA, the Company and their respective subsidiaries (taken as a whole); and each subsidiary of XTRA and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification and in which the consequences of a failure to so qualify would have a material adverse effect on the business of XTRA, the Company and their respective subsidiaries (taken as a whole);

          (g) XTRA and the Company each has an authorized capitalization as set forth for it in the Prospectus, and all of the issued and outstanding shares of capital stock of XTRA have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of the Company and of each other direct and indirect subsidiary of XTRA have been duly and validly authorized and issued, are fully paid and nonassessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly by XTRA or indirectly through one or more of its subsidiaries, free and clear of all liens, encumbrances, equities or claims;

          (h) The Securities have been duly authorized, and, when issued and delivered pursuant to the Indenture and this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture (including the form of the Guarantee) conforms and the Securities of any particular issuance of Securities will conform to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

          (i) The issue and sale of the Securities, the compliance by XTRA and the Company with, as applicable, all of the provisions of the Securities, the Indenture, the Guarantee, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in (x) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which XTRA or any of its subsidiaries, including the Company, is a party or by which XTRA or any of its subsidiaries, including the Company, is bound, nor (y) will such action result in any breach or violation of the terms or provisions of XTRA's Certificate of Incorporation, as amended, the Company's Articles of Incorporation, as amended, XTRA's or the Company's By-Laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over XTRA or any of its subsidiaries, including the Company, or any of their properties, in each case in provision (x) above the consequences of which would in any way affect the issuance and sale of the Securities, the performance of the Guarantee, the performance of this Agreement or the transactions contemplated hereby or the performance of the provisions of the Indenture, or otherwise have, individually or in the aggregate, a material adverse effect on the business of XTRA and its subsidiaries, including the Company (taken as a whole); and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities and the issue and sale of the Securities, the consummation by XTRA or the Company of the other transactions contemplated by this Agreement, any Terms Agreement, the Indenture or the Guarantee, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Securities from the Company and XTRA and with purchases of Securities by the Agents as principal, as the case may be, in each case in the manner contemplated hereby;

          (j) There are no legal or governmental proceedings pending to which XTRA or any of its subsidiaries, including the Company, is a party or to which any property of XTRA or any of its subsidiaries, including the Company, is subject (other than as set forth or contemplated in the Prospectus and other than litigation incident to the kind of business conducted by XTRA and its subsidiaries, including the Company), which, if determined adversely to XTRA or its subsidiaries, including the Company, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or annual results of operations of XTRA and its subsidiaries, including the Company (taken as a whole); and, to the best of XTRA's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (k) The accountants who have certified the financial statements of XTRA and its subsidiaries, including the Company, included in the Registration Statement are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

          (l) Immediately after the settlement of any sale of Securities by the Company and XTRA resulting from solicitation by the Agents hereunder and immediately after any Time of Delivery, as defined in Section 2(b), relating to a sale under a Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company and XTRA hereunder or under any Terms Agreement and of any debt securities of the Company or guarantees of XTRA (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities or guarantees, as the case may be, registered under the Registration Statement.

          2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company and XTRA, to use its reasonable efforts when requested by the Company and XTRA to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect, neither the Company nor XTRA shall, without the consent of the Agents, solicit or accept offers to purchase, or sell or guarantee, any debt securities with a maturity at the time of original issuance greater than or equal to 9 months and less than or equal to 30 years, except as contemplated hereby or in any Terms Agreement. XTRA and the Company may, subject to
Section 1(d), enter into any revolving credit and/or term loan agreements with commercial banking institutions and loans from insurance companies (provided that such loans shall not consist of Securities). The Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf; provided, however, that if at the time of any such sales the Agents are posting terms and conditions for the purchase and sale of the Securities, such sales shall be on substantially the same terms and conditions as then posted by the Agents; provided further, that in the case of any such sales not resulting from a solicitation made by any Agent, no commission shall be payable with respect to such sales. Each Agent also acknowledges and agrees that the Company may accept (but not solicit) offers to purchase Securities through additional agents, and may appoint another agent, or agents, to solicit offers to purchase the Notes, provided that such additional agent or agents shall be engaged on terms substantially similar to the applicable terms of this Agreement (except that commissions payable to such agent or agents shall be identical to those set forth in the commission schedule in this Section 2(a)).

          The Company and XTRA reserve the right, in their sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City after receipt of notice from the Company and XTRA, the Agents will suspend solicitation of offers to purchase Securities from the Company and XTRA until such time as the Company and XTRA have advised the Agents that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company and XTRA as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:



                                       Commission (percentage of
                                       aggregate principal amount
                                          of Securities sold)



Range of Maturities                    Split Rated   Investment Grade


From 9 months to less than 1 year         .150%            .125%

From 1 year to less than 18 months        .200%            .150%

From 18 months to less than 2 years       .250%            .200%

From 2 years to less than 3 years         .350%            .250%

From 3 years to less than 4 years         .450%            .350%

From 4 years to less than 5 years         .550%            .450%

From 5 years to less than 6 years         .600%            .500%

From 6 years to less than 7 years         .600%            .550%

From 7 years to less than 10 years        .700%            .600%

From 10 years to less than 15 years       .800%            .625%

From 15 years to less than 20 years       .875%            .675%

From 20 years to 30 years                1.000%            .750%


For purposes of the foregoing, the "Investment Grade" commission schedule applies if the Notes are rated BBB- or better by Standard & Poor's Corporation and Baa3 or better by Moody's Investors Corporation; the "Split Rated" commission schedule applies if the Notes are so rated by one, but not both, of such rating agencies.

          Each of the Agents is authorized to solicit offers to purchase the Securities only in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000 at a purchase price equal to 100% of their principal amount. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as Agent other than those rejected by such Agent. The Company shall have the sole right to accept offers to purchase Securities and may reject any proposed purchase of Securities as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer received by it to purchase Securities, as a whole or in part, and any such rejection by it shall not be deemed a breach of its agreements contained herein.

          (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase

Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and XTRA herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof.

          For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

          Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Procedure, is referred to herein as a "Time of Delivery".

          (c) Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Procedure. The provisions of the Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent, XTRA and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedure. The Company and XTRA will furnish to the Trustee a copy of the Procedure as from time to time in effect.

          3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, at 2:00 p.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company and XTRA but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

          4. The Company and XTRA covenant and agree with each Agent:

          (a) (i) To prepare the Prospectus, as amended and supplemented, in a form approved by such Agent and (A) to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the acceptance of an offer to purchase a Security (as described in the Procedure pursuant to Section 2(c) of this Agreement) or (B) to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Terms Agreement relating to the Purchased Securities (as defined therein); (ii) to make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof, in each case such approval not to be unreasonably withheld or delayed; (iii) to make no such amendment or supplement, other than a Pricing Supplement, at any other time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by XTRA or the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after XTRA or the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith neither the Company nor XTRA shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish each Agent with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company and XTRA by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust

Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company and XTRA, to suspend solicitation of offers to purchase Securities from the Company and XTRA and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later; and if the Company or XTRA shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company and XTRA by such Agent as principal, the Company and XTRA shall promptly prepare and file with the Commission such an amendment or supplement;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of XTRA and its subsidiaries, including the Company (which need not be audited), complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of XTRA or the Company is listed; and (ii) such additional information concerning the business and financial condition of XTRA and the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of XTRA and its subsidiaries, including the Company, are consolidated in reports furnished to their stockholders generally or to the Commission but including such detail concerning the business and financial condition of the Company and its subsidiaries as the Agents may reasonably request);

          (f) That, from the date of any Terms Agreement and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company or XTRA by the Agents and (ii) the related Time of Delivery, neither the Company nor XTRA will, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or XTRA which mature more than nine months after such Time of Delivery and which are substantially similar to the Securities;

          (g) That each acceptance by the Company and XTRA of an offer to purchase Securities hereunder, and each execution and delivery by the Company and XTRA of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company and XTRA contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms

Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

          (h) That reasonably in advance of each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company and XTRA sell Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Sullivan & Cromwell, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and XTRA shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

          (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company and XTRA sell Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and XTRA shall furnish or cause to be furnished forthwith to such Agent a written opinion of Ropes & Gray, counsel for the Company and XTRA, or other counsel for the Company and XTRA satisfactory to such Agent, and of James R. Lajoie, general counsel for the Company and XTRA, respectively, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, in each case to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) and Section 6(d), respectively, hereof which was last furnished to the Agents to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion referred to in Section 6(c) and Section 6(d), respectively, hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

          (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented and each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from XTRA's consolidated financial statements or one of XTRA's or the Company's accounting records, and each time the Company and XTRA sell Securities to an Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and XTRA shall cause the independent certified public accountants who have certified the financial statements of XTRA and its direct and indirect subsidiaries, including the Company, included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(e)(i) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of XTRA and the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in
Section 6(e)(i) hereof which was last furnished to such Agent;

          (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus and each time the Company and XTRA sell Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and XTRA shall furnish or cause to be furnished forthwith to such Agent a certificate or certificates, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company and XTRA as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate or certificates referred to in
Section 6(h) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(h) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

          (l) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Procedure, any condition set forth in any of
Section 6(a)(i), 6(f)(x) and (z) or 6(g) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments referred to therein of such Agent with respect to certain matters referred to in such Sections 6(a)(i), 6(f)(x) and (z) and 6(g), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a)(i), 6(f)(x) and (z) and 6(g) on behalf of any such person).

          5. The Company and XTRA covenant and agree with each Agent that the Company and XTRA will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and XTRA's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby and the transactions contemplated hereunder; (iii) the out-of- pocket expenses of the Agents; (iv) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture (including any supplement thereto), any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (v) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (vi) any fees charged by securities rating services for rating the Securities; (vii) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (viii) the cost of preparing the Securities; (ix) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (x) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company or XTRA; and (xi) all other costs and expenses incident to the performance of the Company's or XTRA's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section and Sections 7 and 8 hereof, each Agent will pay all other costs and expenses it incurs.

          6. The obligation of any Agent, as agent of the Company and XTRA, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of such Agent to purchase Securities as principal pursuant to any Terms Agreement shall in each case be subject, in such Agent's discretion, (i) to the condition that all representations and warranties and other statements of the Company and XTRA herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct (a) at and as of the Commencement Date and (b) any applicable date referred to in Section 4(k) hereof that is after such Commencement Date and prior to such Solicitation Time or Time of Delivery, as the case may be, and (c) at and as of such Solicitation Time or Time of Delivery, as the case may be, and (ii) the condition that at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Company and XTRA shall have performed all of their obligations hereunder theretofore to be performed and the following additional conditions:

          (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with
Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the

Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

          (b) Sullivan & Cromwell, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the incorporation of the Company and XTRA, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause
(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (including an opinion of Pierce Atwood or other counsel satisfactory to the Agents in respect of matters of Maine law);

          (c) Ropes & Gray, counsel for the Company and XTRA, or other counsel for the Company and XTRA satisfactory to such Agent, shall have furnished to such Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent to the effect that:

          (i) XTRA has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maine, in each case, with corporate power to own its properties and conduct its business as described in the Prospectus (such counsel being entitled to rely upon an opinion of Pierce Atwood or other counsel satisfactory to the Agents in respect of matters of Maine law, provided such counsel shall state that he believes both the Agents and such counsel are justified in relying upon such opinion);

          (ii) XTRA has an authorized capitalization as set forth for it in the Prospectus as amended or supplemented and all of the issued and outstanding shares of capital stock of XTRA have been duly authorized and validly issued and are fully paid and non-assessable;

          (iii) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

          (iv) The Securities have been duly authorized and, when duly executed, authenticated, and issued in accordance with the Indenture and delivered by the Company and paid for in accordance with the terms hereof, will constitute valid and legally binding obligations of the Company and XTRA, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, entitled to the benefits provided by the Indenture and the Guarantee;

          (v) The Original Indenture and the Second Supplemental Indenture have been duly authorized, executed and delivered by the Company and XTRA and the First Supplemental Indenture has been duly authorized, executed and delivered by the Company, XTRA and XTRA Missouri, and the Indenture constitutes a valid and legally binding instrument of the Company and XTRA, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture
     Act;

          (vi) Each Guarantee, when executed and delivered pursuant to the Indenture, will have been duly authorized, executed and delivered by the Guarantor and will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (vii) The Indenture, the Securities and the form of the Guarantee conform to the descriptions thereof in the Prospectus as amended or supplemented;

          (viii) The issue and sale of the Securities, the compliance by the Company and XTRA with, as applicable, all of the provisions of the Securities, the Indenture, the Guarantee, this Agreement and any applicable Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of any statutes, the Company's
     Articles of Incorporation, as amended, XTRA's Certificate of Incorporation, as amended, or the By-Laws or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or XTRA or any of their properties (it being understood that counsel's opinion need only cover federal, Massachusetts and the Delaware business corporation law);

          (ix) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase
     Securities and the issue and sale of the Securities, the consummation by the Company or XTRA of the other transactions contemplated by this Agreement, any applicable
     Terms Agreement, or the Indenture or the Guarantee, except such as have been obtained under the Act and the Trust
     Indenture Act and such as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Securities from the Company and XTRA and with purchases of Securities by the Agents as principal, as the case may be, in each case in the manner contemplated hereby (it being understood that counsel's opinion need only cover federal, Massachusetts and the Delaware business corporation law);

          (x) The Registration Statement and the Prospectus and any amendments and supplements thereto made by XTRA or the Company prior to the date of such opinion (other than the financial statements including the notes and schedules thereto, any financial data set forth or referred to in the Registration Statement or the Prospectus or any statements or omissions made by XTRA and the Company in reliance upon information furnished in writing to XTRA and the Company by the Agents in connection with the Registration Statement or Prospectus, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel do not know of any legal or governmental proceedings to which XTRA or any of its subsidiaries, including the Company, is a party or of which any of their property is the subject required to be described in the Prospectus which are not described as required therein; such counsel have no reason to believe that, as of the effective date of the Registration
     Statement, either the Registration Statement or the Prospectus (or, as of its date, any amendment or supplement thereto made by XTRA or the Company prior to the date of such opinion) (other than the financial statements including the notes and schedules thereto, any financial data set forth or referred to in the Registration Statement or the Prospectus or any statements or omissions made by XTRA and the Company in reliance upon information furnished in writing to XTRA and the Company by the Agents in connection with the Registration Statement or Prospectus, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, either the Registration Statement or the Prospectus (or any such amendment or supplement thereto) contained as of its date or contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such opinion as of such date, in light of the circumstances under which they were made, and in each case excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus pursuant to Rule
     412 of Regulation C under the Act), or that as of the date of such opinion it is necessary to amend or supplement the Registration Statement or Prospectus, except to file Pricing
     Supplements pursuant to Rule 424(b) under the Act; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

          (d) James R. Lajoie, general counsel for XTRA and the Company, shall have furnished to the Agents his written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to the Agents, to the effect set forth in subsection (x) of Section 6(c) above and, additionally, as follows:

          (i) Neither XTRA nor the Company is required to be qualified as a foreign corporation under the laws of any jurisdictions in which the consequences of a failure to so qualify, individually or in the aggregate, would have a material adverse effect on the business of XTRA or the Company and their respective subsidiaries (in each case taken as a whole);

          (ii) Each of X-L-Co., Inc., Distribution International Corporation, Strick Canada Limited, XTRA Intermodal, Inc., XTRA
     International Ltd., XLI, Inc. and XTRA Lease, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification and in which the consequences of a failure to so qualify would have a material adverse effect on the business of XTRA or the Company and their respective subsidiaries (in each case taken as a whole); and all of the issued shares of capital stock of the Company and of each of its subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly by XTRA (in the case of the Company) or the Company or indirectly through one or more subsidiaries, free and clear, to the best of such counsel's knowledge, of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of XTRA or its direct or indirect subsidiaries, including the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

          (iii) To the best of such counsel's knowledge there are no legal or governmental proceedings pending to which XTRA or any of its subsidiaries, including the Company, is a party or of which any property of XTRA or any of its subsidiaries, including the Company, is the subject, other than as set forth in the Prospectus and other than litigation incident to the kind of business conducted by XTRA and its subsidiaries, including the Company, which individually and in the aggregate is not material to XTRA and its subsidiaries, including the Company; and to the best of such counsel's knowledge no such proceedings are threatened by governmental authorities or others;

          (iv) The issue and sale of the Securities, the compliance by XTRA and the Company with, as applicable, all of the provisions of the Securities, the Indenture, the Guarantee, this Agreement and any applicable Terms Agreement, and consummation of the transactions herein and therein contemplated will not result in (x) a breach or violation of any of the terms or provisions of any statute, XTRA's Certificate of Incorporation, the Company's Articles of Incorporation, the
     Company's or XTRA's By-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over XTRA or the Company or any of their respective subsidiaries or any of their properties or (y) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which XTRA or any of its subsidiaries, including the Company, is a party or by which XTRA or any of its subsidiaries, including the Company, is bound, in each case in this provision (y) the consequences of which would in any way affect the issuance and sale of the Securities (including the Guarantee), the performance of this Agreement or the transactions contemplated hereby or the Guarantee, or otherwise, individually or in the aggregate, have a material adverse effect on the business of XTRA or the Company and their respective subsidiaries (in each case taken as a whole);

          (v) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase
     Securities, the issue and sale of the Securities, the compliance by XTRA or the Company with all the provisions of the Securities, the consummation by XTRA or the Company of the transactions contemplated by this Agreement, any applicable Terms Agreement or the Indenture or the Guarantee, except such as have been obtained under the Act and such as may be required under state securities or Blue
     Sky laws in connection with the solicitation by the Agents of offers to purchase securities from the Company and with purchases of Securities by the Agents as principal, as the case may be, in each case in the manner contemplated hereby;

          (vi) The documents incorporated by reference in the Prospectus (other than the financial statements, including the notes and schedules thereto, or any financial data set forth or referred to therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or Exchange Act, as applicable, and the published rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents (other than the financial statements, including the notes thereto or any financial data set forth or referred to therein, as to which such counsel need express no opinion), when they became effective or were so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

          (e) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of XTRA and its direct and indirect subsidiaries, including the Company, included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

          (f) (i) Neither XTRA nor any of its subsidiaries, including the Company, shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance,

                                     -19
or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented and (ii) since the respective dates as of which such information is given in the Prospectus as amended or supplemented there shall not have been (x) any change in the capital stock (other than issuances of capital stock pursuant to the provisions of employee or director benefit or stock option plans or agreements of XTRA) or (y) any increase in excess of $50 million in the long-term debt of XTRA or any of its subsidiaries, including the Company, or (z) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of XTRA and its subsidiaries, including the Company, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Agents so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by the Agents of offers to purchase Securities from XTRA and the Company or the purchase by the Agents of Securities from XTRA and the Company as principal, as the case may be;

          (g) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of Securities from XTRA and the Company as principal pursuant to the applicable Terms Agreement, as the case may be; or (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; or (v) any such "nationally recognized statistical rating organization" shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; and

          (h) XTRA and the Company shall have furnished or caused to be furnished to such Agent certificates of officers of XTRA and the Company dated the Commencement Date and each applicable date referred to in Section 4(k) that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of XTRA and the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of XTRA and the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by XTRA and the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (f) of this Section 6, and as to such other matters as such Agent may reasonably request.

          7. (a) XTRA and the Company will, jointly and severally, indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that XTRA and Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to XTRA and Company by any such Agent expressly for use in the Prospectus as amended or supplemented.

          (b) Each Agent will indemnify and hold harmless XTRA and the Company against any losses, claims, damages or liabilities to which XTRA and the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to XTRA and the Company by such Agent expressly for use therein; and will reimburse XTRA and the Company for any legal or other expenses reasonably incurred by XTRA and the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by XTRA and the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of XTRA and the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by XTRA and the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by XTRA or the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. XTRA and the Company and each Agent agrees that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price of the Securities purchased by or through it exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

          (e) The obligations of XTRA and the Company under this Section 7 shall be in addition to any liability which XTRA and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of XTRA and the Company and to each person, if any, who controls XTRA or the Company within the meaning of the Act.

          8. Each Agent, in soliciting offers to purchase Securities from the Company and XTRA and in performing the other obligations of such Agent hereunder (other than in respect of any Terms Agreement), is acting solely as agent for the Company and XTRA and not as principal. Each Agent will make reasonable efforts to assist the Company and XTRA in obtaining performance by each purchaser whose offer to purchase Securities from the Company and XTRA was solicited by such Agent and has been accepted by the Company and XTRA, but such Agent shall not have any liability to the Company and XTRA in the event such purchase is not consummated for any reason. If the Company or XTRA shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company and XTRA shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and XTRA and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale. The Company and XTRA shall not be required to pay any Agent a commission in connection with any purchase of a Security which is not consummated other than as a result of a default by the Company or XTRA of its obligations hereunder, including their obligation to deliver Securities to a purchaser whose offer has been accepted.

          9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and XTRA and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent or either of XTRA or the Company, or any officer or director or any controlling person of either of XTRA or the Company, and shall survive each delivery of and payment for any of the Securities.

          10. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company and XTRA may be suspended or terminated at any time by the Company and XTRA as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company or XTRA, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the third paragraph of Section 2(a) (with respect to solicitations made prior to such suspension or termination), Section 4(d), Section 4(e), Section 5 (with respect to solicitations made prior to such suspension or termination),
Section 7, Section 8 and Section 9 are concerned.

          11. Except as otherwise specifically provided herein or in the Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 902-3000, Attention:
Registration Department, if to Smith Barney Inc. shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 390 Greenwich Street, New York, New York 10013, Facsimile Transmission No. (212) 723-8853, Attention: MTN Product Manager, except that any Pricing Supplements should also be delivered or sent by facsimile transmission or registered mail to Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, Facsimile Transmission No. (718) 921-8472, Attention: Andrea Springer, if to Donaldson, Lufkin & Jenrette Securities Corporation shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 277 Park Avenue, New York, New York 10172, Facsimile Transmission No. (212) 892-4298,
Attention: Edward LaScala, if to Morgan Stanley & Co. Incorporated shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 1585 Broadway, 2nd Floor, New York, New York 10036, Facsimile Transmission No. (212) 761-0780, Attention: Manager --Continuously Offered Products, with a copy to 1585 Broadway, 34th Floor, New York, NY 10036, Facsimile Transmission No. (212) 761-0260, Attention:
Peter Cooper, Investment Banking Information Center, except that any Pricing Supplements should also be delivered or sent by facsimile transmission or registered mail to 1585 Broadway, 2nd Floor, New York, NY 10036, Facsimile Transmission No. (212) 761-8846, Attention: Medium-Term Note Trading Desk, Carlos Cabrera, if to the Company or XTRA shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to XTRA Corporation or XTRA, Inc., c/o X-L-Co., Inc., 60 State Street, Boston, Massachusetts 02109, Facsimile Transmission No. (617) 227-2190, Attention:
General Counsel.

          12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company and XTRA, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and XTRA and any person who controls any Agent or the Company or XTRA, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

          13. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          14. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and you in accordance with its terms.

                                       Very truly yours,

                                       XTRA, INC.



                                       By:_____________________
                                       Name: Michael J. Soja
                                       Title:Vice President
                                       and Chief Financial Officer


                                       XTRA CORPORATION



                                       By:_____________________
                                       Name: Michael J. Soja
                                       Title:Vice President
                                       and Chief Financial Officer





Accepted in New York, New York,
as of the date hereof:


___________________________
  (GOLDMAN, SACHS & CO.)


SMITH BARNEY INC.


By:________________________
Name:
Title:

Donaldson, Lufkin & Jenrette Securities Corporation


By:________________________
Name:
Title:


Morgan Stanley & Co. Incorporated


By:________________________
Name:
Title:

ANNEX I
                            XTRA, Inc.

                    Series C Medium-Term Notes
              Guaranteed as to Payment of Principal,
                 Premium (if any) and Interest by

                         XTRA Corporation


                         TERMS AGREEMENT


                                                ___________, 19__




[Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004]

[Smith Barney Inc.
390 Greenwich Street
New York, New York 10013]

[Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172]

[Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036]

Dear Sirs:

          XTRA, Inc. (the "Company") and XTRA Corporation
("XTRA") propose, subject to the terms and conditions stated herein and in the Distribution Agreement, dated February 9, 1996
(the "Distribution Agreement"), between the Company and XTRA on the one hand and Goldman, Sachs & Co., Smith Barney Inc. ("Smith
Barney"), Donaldson, Lufkin & Jenrette Securities Corporation
("Donaldson, Lufkin & Jenrette") and Morgan Stanley & Co.
Incorporated ("Morgan Stanley") on the other, to issue and sell to [Goldman, Sachs & Co.], [Smith Barney], [Donaldson, Lufkin &
Jenrette] and [Morgan Stanley] the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company and XTRA, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or XTRA or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company and XTRA, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company and XTRA agree to issue and sell to [Goldman, Sachs & Co.] [Smith Barney] [Donaldson, Lufkin & Jenrette] and [Morgan Stanley] and [Goldman, Sachs & Co.] [Smith Barney] [Donaldson, Lufkin & Jenrette] and [Morgan Stanley] agree[s] to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us _______ counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company and XTRA.


                                                  XTRA, INC.



                                                  By:_____________________
                                                  Name:
                                                  Title:


                                                  XTRA CORPORATION



                                                  By:_____________________
                                                  Name:
                                                  Title:




Accepted:

___________________________
 [(GOLDMAN, SACHS & CO.)]


[SMITH BARNEY INC.]


By:________________________
Name:
Title:


[Donaldson, Lufkin & Jenrette Securities Corporation]


By:________________________
Name:
Title:


[Morgan Stanley & Co. Incorporated]


By:________________________
Name:
Title:

                       Schedule to Annex I
Title of Purchased Securities:

     Series C Medium-Term Notes ("Purchased Securities")


Aggregate Principal Amount:

     $


[Price to Public:]


Purchase Price by [Goldman, Sachs & Co.] [Smith Barney]
[Donaldson, Lufkin & Jenrette] and [Morgan Stanley]:

             % of the principal amount of the Purchased
     Securities, plus accrued interest from         to


Method of and Specified Funds for Payment of Purchase Price:

     [By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House]
     [immediately available] funds]

     [By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]


Indenture:

     Indenture, dated as of August 15, 1994, between the Company, XTRA and State Street Bank and Trust Company, as Trustee, as amended and supplemented.


Time of Delivery:


Closing Location:


Maturity:


Interest Rate:

     [    %]

Interest Payment Dates:

     [months and dates]


Documents to be Delivered:

     The following documents referred to in the Distribution
     Agreement shall be delivered as a condition to the Closing:

          [(1) The opinion or opinions of counsel to the Agents referred to in Section 4(h).]

          [(2) The opinion or opinions of counsel to the Company referred to in Section 4(i).]

          [(3) The accountants' letter referred to in Section
               4(j).]

          [(4) The officers' certificate referred to in Section
               4(k).]


Other Provisions (including Syndicate Provisions, if applicable):

     [Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased by underwriters acting with [Goldman, Sachs & Co.] [Smith Barney] [Donaldson, Lufkin &
Jenrette] and [Morgan Stanley]

ANNEX II
                            XTRA, Inc.
                              Issuer

                         XTRA Corporation
                            Guarantor

                     ADMINISTRATIVE PROCEDURE
                        MEDIUM-TERM NOTES
                             SERIES C


          Medium-term notes, each of which has the benefit of an unconditional guarantee (the "Guarantee") of payment of principal, premium (if any) and interest from XTRA Corporation (the medium-term notes, together with the Guarantee being referred to herein as the "Securities") in the aggregate principal amount of up to $604,000,000 are to be offered from time to time by XTRA, Inc. (the "Company") and XTRA Corporation ("XTRA"), through Goldman, Sachs & Co., Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley & Co. Incorporated as agents of the Company and XTRA (in such capacity, individually an "Agent" and collectively the "Agents"). Each Agent has agreed to use its reasonable efforts to solicit offers to purchase Securities directly from the Company and XTRA, and each such Agent may also purchase Securities from the Company and XTRA as principal. The Securities are being sold pursuant to a Distribution Agreement, dated February 9, 1996 (the "Distribution Agreement").

          The Securities will be issued pursuant to an indenture, dated as of August 15, 1994 (the "Original Indenture"), between the Company, XTRA and The First National Bank of Boston, as Trustee (the "Bank of Boston"), as amended and supplemented by
(i) the First Supplemental Indenture, dated as of September 30, 1994 (the "First Supplemental Indenture"), between the Company, XTRA, XTRA Missouri, Inc., a Delaware corporation, and the Bank of Boston, as Trustee, and (ii) the Second Supplemental Indenture, dated as of ______ __, 1997 (the "Second Supplemental Indenture" and together with the Original Indenture and the First Supplemental Indenture, the "Indenture"), between the Company, XTRA and State Street Bank and Trust Company, as successor Trustee. The Securities will have been registered with the Securities and Exchange Commission (the "Commission").

          In the case of purchases of Securities by any Agent as principal, the relevant terms and settlement details related thereto, including the Time of Delivery referred to in
Section 2(b), will be set forth in a Terms Agreement entered into between such Agent and the Company and XTRA pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below.

          The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. The following summaries of certain provisions of the Distribution Agreement and the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all of the respective provisions of the Distribution Agreement and the Indenture.

          Administrative and record-keeping responsibilities will be handled for the Company by its Treasurers Department. The Company will advise the Agents in writing of those persons handling administrative responsibilities ("Designated Persons") with whom the Agents are to communicate regarding offers to purchase Securities and the details of their delivery.


Maturities:       Each Security will mature on a date,
                     selected by the purchaser and
                     agreed to by the Company, which
                     will be at least nine months but
                     not more than thirty years from the
                     date of issuance.

Guarantee:        Each Security will have the benefit of
                  the Guarantee.

Price to Public:  Each Security will be issued at 100% of
                  its principal amount.

Denominations:    The denominations will be $100,000 and any
                     integral multiple of $1,000 in excess
                     thereof. Global Securities (as defined
                     below) will be denominated in principal
                     amounts not in excess of $200,000,000.
                     If one or more Book-Entry Notes having
                     an aggregate principal amount in excess
                     of $200,000,000 would, but for the
                     preceding sentence, be represented by a
                     single Global Security, then one Global
                     Security will be authenticated and
                     issued to represent each $200,000,000
                     principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Registration:     Each Security will be issued only in
                     fully registered form and will be
                     represented by either a global
                     security (a "Global Security")
                     delivered to the Trustee, as agent
                     for The Depository Trust Company
                     (the "Depository") and recorded in
                     the book-entry system maintained by
                     the Depository (a "Book-Entry
                     Security") or a certificate issued
                     in definitive form (a "Certificated
                     Security") delivered to a person
                     designated by an Agent, as set
                     forth in the applicable Pricing
                     Supplement. An owner of a
                     Book-Entry Security will not be
                     entitled to receive a certificate
                     representing such a Security,
                     except as provided in the
                     Indenture.

                   Each Global Security will be registered in
                     the name of CEDE & Co., as nominee for
                     DTC, on the Security Register. The
                     beneficial owner of a Book-Entry Note
                     (or one or more indirect participants in DTC designated by such owner) will designate one or more direct participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such
                     Participants, a credit balance with
                     respect to such beneficial owner in such
                     Note in the account of such
                     Participants. The ownership interest of
                     such beneficial owner in such Note will
                     be recorded through the records of such
                     Participants or through the separate
                     records of such Participants and one or
                     more indirect participants in DTC.

Identification    The Company has arranged with the CUSIP
                     Service Bureau of
  Numbers:           Standard & Poor's Corporation (the
                     "CUSIP Service Bureau") for the
                     reservation of a series of CUSIP
                     numbers (including tranche numbers)
                     for the Registered Notes. Such
                     series consists of approximately
                     900 CUSIP numbers and relates to
                     Global Securities representing
                     Book-Entry Notes and book- entry
                     medium-term notes issued by the
                     Company with other series
                     designations. The Company has
                     obtained from the CUSIP Service
                     Bureau written lists of such
                     reserved CUSIP numbers, and caused
                     such lists to be delivered to the
                     DTC Agent and to DTC. The Company
                     will assign CUSIP numbers to Global
                     Securities as described below under
                     Settlement Procedure "A". DTC will
                     notify the CUSIP Service Bureau
                     periodically of the CUSIP numbers
                     that the Company has assigned to
                     Global securities. The DTC Agent
                     will notify the Company at any time
                     when fewer than 100 of the reserved
                     CUSIP numbers remain unassigned to
                     Global Securities, and, if it deems
                     necessary, the Company will reserve
                     additional CUSIP numbers for
                     assignment to Global Securities.
                     Upon obtaining such additional
                     CUSIP numbers, the Company shall
                     deliver a list of such additional
                     CUSIP numbers to the DTC Agent and
                     to DTC.

Interest Payments: Interest payments will be made, with
                     respect to fixed-rate Securities,
                     unless otherwise stated in the
                     applicable Pricing Supplement, on
                     each January 15 and July 15 in each
                     year and, with respect to
                     floating-rate Securities, on the
                     dates specified therein (in each
                     case, the "Interest Payment
                     Dates"), commencing on the first
                     Interest Payment Date after the
                     Settlement Date (as defined below
                     under "Settlement"), and at
                     maturity. Interest payments will be
                     made on the Interest Payment Dates
                     to the registered owners of
                     fixed-rate Securities, at the close
                     of business on the immediately
                     preceding January 1 and July 1,
                     respectively; interest payments
                     will be made on the Interest
                     Payment Dates to the registered
                     owners of floating-rate Securities
                     on the record dates occurring 15
                     days prior to each Interest Payment
                     Date. Interest will begin
                     to accrue
                     on the Settlement Date, as
                     hereafter defined, and not from the
                     immediately previous Interest
                     Payment Date. Interest payable at
                     maturity (other than on a date
                     which is an Interest Payment Date)
                     will be paid to the same person to
                     whom the principal is payable.
                     Interest (including payments for
                     partial periods) will be calculated
                     on the basis of a 360-day year of
                     twelve 30-day months. Unless
                     special arrangements have been
                     made, all interest payments (other
                     than interest due at maturity) will
                     be made by check, drawn on The
                     First National Bank of Boston.

                  On the fifth business day immediately
                     preceding each Interest Payment Date,
                     the Trustee will advise the Company of
                     the aggregate amount of interest to be
                     paid on the Securities on such Interest
                     Payment Date. The Trustee will provide
                     monthly to XTRA's and the Company's
                     Treasurer or Assistant Treasurer a list
                     of the principal and interest to be paid on Securities maturing in the next succeeding month. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

Acceptance of     The Agents will promptly advise the Company
  Offers:            by telephone or
                     other appropriate means of all
                     reasonable offers to purchase
                     securities, other than those rejected by the Agents. The Company shall inform XTRA of any such offers. The Agents may, in their discretion reasonably exercised, reject any offer received by them in whole or in part. The Company and XTRA will have the sole right to accept offers to purchase Securities and may reject any such offer in whole or in part.

                  If the Company and XTRA accept an offer to
                     purchase Securities, they will confirm
                     such acceptance in writing to the Agents and the Trustee or its agent. If the Company and XTRA reject an offer, they will promptly notify the Agents.

                  If the Company and XTRA accept an offer to
                     purchase a Security (as described below
                     under "Procedure for Posting"), but the
                     Company has not "posted" rates, the
                     Company will prepare a pricing sticker
                     reflecting the terms of such Security
                     and will arrange to have ten stickered
                     Prospectus Supplements filed with the
                     Commission not later than the
                     Commission's close of business on the
                     second business day following such
                     acceptance of an offer to purchase a
                     Security and will supply at least ten
                     stickered Prospectus Supplements to the
                     Agents. The Agents will cause a
                     Prospectus Supplement with such pricing
                     sticker to be delivered to the purchaser of the Security.

                  If the Company and XTRA accept an offer to
                     purchase a Security and the Company has
                    "posted" rates, the Agents will cause a
                     Prospectus Supplement with a "posted"
                     rates sticker to be delivered to the
                     purchaser of such Security.

Delivery of       With respect to each Security sold
  Prospectus:        pursuant to the Distribution
                     Agreement, the Agents shall send a
                     copy of the Prospectus Supplement
                     (together with either a specially
                     prepared pricing sticker relating
                     to such Security or a "posted"
                     rates sticker), to the customer or
                     its agent prior to or together with
                     the earlier of delivery of (a) the
                     written confirmation of sale sent
                     to such customer or agent or
                     (b) the Security or due bill to
                     such customer or agent.

Confirmation:     The Agents will issue a written confirmation
                     to each purchaser containing the Sale
                     Information (as defined below), plus
                     delivery and payment instructions.

Settlement:       Unless special arrangements have been
                     made, all offers solicited by the
                     Agents and accepted by the Company
                     will be settled on the third
                     business day after the date of
                     acceptance. At the request of the
                     purchaser, the Company may in its
                     discretion allow for settlement on
                     any business day subsequent to the
                     date of acceptance. The day of
                     settlement is referred to herein as
                     the "Settlement Date".

Details for       Unless special arrangements have been
  Settlement:        made, prior to 3:00 p.m.,
                     New York City time, on the day
                     prior to the Settlement Date, the
                     Company will instruct the Trustee
                     or its agent by facsimile
                     transmission or other acceptable
                     written means to authenticate and
                     deliver the Securities no later
                     than 11:00 a.m., New York City
                     time, on the Settlement Date.

Details for       The Agents must communicate the
  Settlement:        following information (the
                     "Sale Information"), in each case
                     if applicable, from the purchaser
                     to a Designated Person by facsimile
                     transmission or other acceptable
                     written means:

                     (1)  Name of the registered owner,
                     (2)  Address of the registered owner,
                     (3)  Taxpayer identification number of
                     the registered owner,
                     (4)  Principal amount of the purchase,
                     (5)  Date of Security,
                     (6)  Interest rate or method for
                          determining and resetting interest
                          rate, as the case may be,
                     (7)  Spread,
                     (8)  Spread multiplier,
                     (9)  Redemption,

                     (10) Redemption price,
                     (11) Prepayment date,
                     (12) Original Issue Discount,
                     (13) Settlement Date,
                     (14) Maturity date,
                     (15) Denominations of certificate(s),
                     (16) Agents' commission (to be paid as a
                          discount from gross proceeds of sale),
                     (17) Net proceeds to the Company, and
                     (18) Book-Entry Security or Certificated
                          Security.

                  After receiving the Sale Information from the
                     Agents, and, after recording the Sale
                     Information and any necessary
                     calculations, the Company will
                     communicate such Sale Information by
                     telephone (confirmed in writing),
                     facsimile transmission or other
                     acceptable written means, to the Trustee or its agent. Prior to preparing the Securities for delivery, the Trustee or its agent will promptly confirm the Sale Information by telephone with the
                     Agents. The Trustee or its agent will
                     assign to and enter on each Security a
                     transaction number.

Delivery of       The Trustee or its agent will prepare
                     each Security and four
  Certificated       receipts that will serve as the
                     documentary control of the
  Securities:        transaction. One receipt will be
                     distributed to the Agents and one
                     to the Company's and XTRA's
                     Controllers Department. The Trustee
                     or its agent will retain the other
                     two receipts for record-keeping
                     purposes and to implement payment
                     of interest.


                  In the case of a sale of a Security to a
                     purchaser solicited by the Agents, the
                     Trustee will, by 2:15 p.m., New York
                     City time, on the Settlement Date,
                     deliver the Security to the Agents for
                     the benefit of the purchaser of such
                     Security against delivery by the Agents
                     of a receipt therefor. On the Settlement
                     Date the Agents will deliver payment for such Security in immediately available funds to the Company in an amount equal to the issue price of the Security less the Agents' commission; provided that the Agents reserve the right to withhold payment for which they have not received funds from the purchaser. The Company shall not use any proceeds advanced by the Agents to acquire securities. The Agents will obtain a written acknowledgment from the purchaser of the receipt of such security.


                  In the case of a sale of a Security to the
                     Agents acting as principal, the Trustee
                     will, by 2:15 p.m., New York City time,
                     on the Settlement Date, deliver the
                     Security to the Agents against delivery
                     of payment for such Security in
                     immediately available funds to the
                     Company in an amount equal to the issue
                     price of the Security less the Agents'
                     discount.

Failures in       In the event that a purchaser (other
  Respect of         than the Agents acting as
  Certificated       principal) shall fail to accept
  Securities:        delivery of and make payment for
                     any Security, the Agents will
                     forthwith notify the Company's
                     Treasurer by telephone (confirmed
                     in writing) or by facsimile
                     transmission. If the Security has
                     been delivered to the Agents on
                     behalf of the purchaser, the Agents
                     will immediately return the
                     Security to the Company or its
                     agent. If funds have been advanced
                     by the Trustee or the Agents, as
                     the case may be, for the purchase
                     of such Security, the Trustee or
                     its agent will immediately upon
                     receipt of the Security debit the
                     account of the Company in an amount
                     equal to the amount previously
                     credited thereto in respect of the
                     Security and will either credit the
                     account of or return such funds to
                     the Agents, or the Company will
                     return to the Agents directly an
                     amount equal to the amount
                     previously paid by the Agents to
                     the company in respect of such
                     Security. Such debits and credits
                     or returns will be made on the
                     Settlement Date if possible and, in
                     any event, not later than the
                     business day following the
                     Settlement Date. If such failure
                     shall have occurred for any reason
                     other than default by the Agents in
                     the performance of its obligations
                     under the Distribution Agreement,
                     the Company will reimburse the
                     Agents on an equitable basis for
                     its loss of the use of the funds
                     during the period when they were
                     credited to the account of the
                     Company.

                  Immediately upon receipt of the certificate
                     representing the Security in respect of
                     which the failure occurred, the Trustee
                     or its agent will cancel the Security,
                     make appropriate entries in its records
                     and, unless otherwise instructed by the
                     Company, destroy the certificate.




Procedures Applicable
  only to Book-Entry
  securities

Delivery of               A.  The Company will assign a
 Global              CUSIP number to the
previously delivered Security from a list of CUSIP numbers
 Book-Entry
                     to the Trustee by the Company
                     representing such Book-Entry
 Securities:         Security and then advise the
                     Company and the Selling Agent or
                     Purchasing Agent, as the case may
                     be, of such CUSIP number.

                          B.  The Trustee will enter a
                     pending deposit message through the
                     Depository's Participant Terminal
                     System, providing the following
                     settlement information to the
                     Depository, and the

                     Depository shall
                     forward such information to such Agent
                     and Standard & Poor's Corporation:

                     (1)  The applicable Sale Information;
                     (2)  CUSIP number of the Global Security
                          representing such Book-Entry
                          Security;
                     (3)  Whether such Global Security will
                          represent any other Book-Entry
                          Security (to the extent known at
                          such time);
                     (4)  Number of the Participant account
                          maintained by the Depository on
                          behalf of the Selling Agent or
                          Purchasing Agent, as the case may
                          be;
                     (5)  The interest payment period;
                     (6)  Initial Interest Payment Date for
                          such Book-Entry Security, number of
                          days by which such date succeeds
                          the record date for the
                          Depository's purposes (which, in
                          the case of Floating Rate
                          Securities which reset weekly shall
                          be the date five calendar days
                          immediately preceding the
                          applicable Interest Payment Date
                          and in the case of all other
                          Book-Entry Securities shall be the
                          Regular Record Date, as defined in
                          the Security) and, if calculable at
                          that time, the amount of interest
                          payable on such Interest Payment
                          Date.

                          C.  The Trustee will complete and
                     authenticate the Global Security
                     previously delivered by the Company
                     representing such Book-Entry Security.

                          D.  The Depository will credit such
                     Book-Entry Security to the Trustee's
                     participant account at the Depository.

                          E.  The Trustee will enter an SDFS
                     deliver order through the Depository's
                     Participant Terminal System instructing
                     the Depository to (i) debit such
                     Book-Entry Security to the Trustee's
                     participant account and credit such
                     Book-Entry Security to such Agent's
                     participant account and (ii) debit such
                     Agent's settlement account and credit
                     the Trustee's settlement account for an
                     amount equal to the price of such
                     Book-Entry Security less such Agent's
                     commission. The entry of such a deliver
                     order shall constitute a representation
                     and warranty by the Trustee to the
                     Depository that (a) the Global Security
                     representing such Book-Entry Security
                     has been issued and authenticated and
                     (b) the Trustee is holding such Global
                     Security pursuant to the Certificate
                     Agreement.

                     Each such communication by the Company
                     shall constitute a representation and
                     warranty by the Company to the DTC
                     Agent, the Trustee and such Agent that
                     (i) such Note is then, and at the time
                     of issuance and sale thereof will be,
                     duly authorized for issuance and sale by the Company, (ii) such

                     Note, and the
                     Global Security representing such Note,
                     will conform with the terms of the
                     Indenture and (iii) upon authentication
                     and delivery of such Global Security,
                     the aggregate initial public offering
                     price or purchase price of all Notes
                     issued under the Indenture will not
                     exceed $1,115,000,000 (except for
                     Book-Entry Notes represented by Global
                     Securities authenticated and delivered
                     in exchange for or in lieu of Global
                     securities pursuant to the Indenture and except for Certificated Notes authenticated and delivered upon registration or transfer of, in exchange for, or in lieu of Certificated Notes pursuant to the Indenture).

                          F.  Such Agent will enter an SDFS
                     deliver order through the Depository's
                     Participant Terminal System instructing
                     the Depository (i) to debit such
                     Book-Entry Security to such Agent's
                     participant account and credit such
                     Book-Entry Security to the participant
                     accounts of the Participants with
                     respect to such Book-Entry Security and
                     (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

                          G.  Transfers of funds in
                     accordance with SDFS deliver orders
                     described in Settlement Procedures "E"
                     and "F" will be settled in accordance
                     with SDFS operating procedures in effect on the settlement date.

                          H.  Upon confirmation of receipt of
                     funds, the Trustee will transfer to the
                     account of the Company maintained at
                     State Street Bank and Trust Company, or
                     such other account as the Company may
                     have previously specified to the
                     Trustee, in funds available for
                     immediate use in the amount transferred
                     to the Trustee in accordance with
                     Settlement Procedure "E".

                          I.  Upon request, the Trustee will
                     send to the Company a statement setting
                     forth the principal amount of Book-Entry
                     Securities outstanding as of that date
                     under the Indenture.

                          J.  Such Agent will confirm the
                     purchase of such Book-Entry Security to
                     the purchaser either by transmitting to
                     the Participants with respect to such
                     Book-Entry Security a confirmation order or orders through the Depository's institutional delivery system or by mailing a written confirmation to such purchaser.

                          K.  The Depository will at any
                     time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depository has credited Book-Entry Securities.


Preparation of    If the Company accepts an offer to purchase a
  Pricing            Book-Entry
  Supplement:        Security, it will prepare a Pricing
                     Supplement reflecting the
                     terms of such Book-Entry Security and
                     arrange to have delivered to the Selling
                     Agent or Purchasing Agent, as the case
                     may be, at least ten copies of such
                     Pricing Supplement, not later than 5:00
                     p.m., New York City time, on the
                     Business Day following the receipt of
                     the Sale Information, or if the Company
                     and the purchaser agree to settlement on the Business Day following the date of acceptance, not later than noon, New
                     York City time, on such date. The
                     Company will arrange to have ten Pricing
                     Supplements filed with the Commission
                     not later than the close of business of
                     the Commission on the fifth Business Day following the date on which such Pricing
                     Supplement is first used.

Delivery of       The Selling Agent will deliver to the
 Confirmation        purchaser of a Book-Entry
  and Prospectus     Security a written confirmation of the
  to Purchaser       sale and delivery and
  by Selling Agent:  payment instructions. In addition,
                     the Selling Agent will
                     deliver to such purchaser or its agent
                     the Prospectus as
                     amended or supplemented (including
                     the Pricing Supplement)
                     in relation to such Book-Entry Security
                     prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
                     (b) the Book-Entry Security.

Date of           The receipt by the Company of
  Settlement:        immediately available funds in
                     payment for a Book-Entry Security
                     and the authentication and issuance
                     of the Global Security representing
                     such Book-Entry Security shall
                     constitute "settlement" with
                     respect to such Book-Entry
                     Security. All orders accepted by
                     the Company will be settled on the
                     third Business Day pursuant to the
                     timetable for settlement set forth
                     below unless the Company and the
                     purchaser agree to settlement on
                     another day which shall be no
                     earlier than the next Business Day.

Settlement        For orders of Book-Entry Securities
  Procedure          solicited by an Agent, as
  Timetable:         agent, and accepted by the Company
                     for settlement on the
                     first Business Day after the sale
                     date, Settlement Procedures set
                     forth above shall be completed as
                     soon as possible but not later than
                     the respective times (New York City
                     time) set forth below:

Settlement
Procedure                          Time

   Sale           5:00 p.m. on the Business Day following the
                     acceptance of an offer
Information          by the Company or 10:00 a.m.
                     on the Business Day prior
Communicated         to the settlement date, whichever is earlier

    A             12:00 noon on the sale date

    B             2:00 p.m. on the sale date

    C             5:00 p.m. on settlement date

    D             10:00 a.m. on settlement date

   E-F            2:00 p.m. on settlement date

    G             4:45 p.m. on settlement date

    H             5:00 p.m. on settlement date

                  If a sale is to be settled more than one
                     Business Day after the sale date,
                     Settlement Procedures "A" and "B" shall
                     be completed as soon as practicable but
                     not later than 2:00 p.m. on the first
                     Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that the Sale Information is communicated, Settlement Procedures "A" and "B" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day before the settlement date. Settlement Procedure "G" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                  If settlement of a Book-Entry Security is
                     rescheduled or canceled, the Trustee,
                     upon obtaining knowledge thereof, will
                     deliver to the Depository, through the
                     Depository's Participation Terminal
                     System, a cancellation message to such
                     effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failures in       If the Trustee fails to enter an SDFS
 Respect             deliver order with respect to
 of Book-Entry       Book-Entry Security pursuant to
 Securities:         Settlement Procedure "E",
                     the Trustee may deliver to the
                     Depository, through the Deposi-
                     tory's Participant Terminal System, as
                     soon as practicable a withdrawal message instructing the Depository to debit such Book-Entry Security to the Trustee's participant account, provided that the
                     Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "canceled", make appropriate entries in the Trustee's records and send such canceled Global
                     Security to the Company. The CUSIP
                     number assigned to such Global Security
                     shall, in accordance with CUSIP Service
                     Bureau procedures, be canceled and not
                     immediately reassigned. If a withdrawal
                     message is processed with respect to one or more, but not all, of the Book-Entry
                     Securities represented by a Global
                     Security, the Trustee will exchange such Global Security for two Global
                     Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered
                     Global Security.

                  If the purchase price for any Book-Entry
                     Security is not timely paid to the
                     participants with respect to such
                     Book-Entry Security by the beneficial
                     purchaser thereof (or a person including an indirect participant in the Depository, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depository's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will
                     (i) immediately notify the Company of
                     such order and the Company shall
                     transfer to such Agent funds available
                     for immediate use in an amount equal to
                     the price of such Book-Entry Security
                     which was credited to the account of the company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

                  Notwithstanding the foregoing, upon any
                     failure to settle with respect to a
                     Book-Entry Security, the Depository may
                     take any actions in accordance with its
                     SDFS operating procedures then in
                     effect. In the event of a failure to
                     settle with respect to one or more, but
                     not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D" for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

Procedures Generally
 Applicable

Payment at           Upon presentation of each Security at
 Maturity:           maturity, the Trustee or its
                     agent will pay the principal amount
                     of such Security, together with
                     accrued interest due at maturity
                     (except when maturity occurs on
                     April 1 or October 1), in
                     immediately available funds by wire
                     transfer except as provided in the
                     Indenture. The Trustee or its agent
                     will cancel Securities presented at
                     maturity as provided in the
                     Indenture, and, unless otherwise
                     instructed by the Company, forward
                     them directly to the Company's
                     Controllers Department with an
                     appropriate debit advice.

Procedure for     If the Company and XTRA decide to "post"
 Posting:            rates, the
                     Company, XTRA and the Agents will
                     discuss from time to time the rates of
                     interest per annum to be borne by and
                     the maturity of Securities that may be
                     sold as a result of the solicitation of
                     offers by the Agents. Once a decision
                     has been reached to set initially the
                     "posted" rates or to change already
                     "posted" rates, the Company or XTRA will promptly advise the Agents to suspend solicitation of offers until the initial or changed "posted" rates have been established. When such rates have been established, the Company will then promptly prepare "posted" rates stickers reflecting such posted rates and maturities. The Company will then promptly arrange to have ten Prospectus Supplements so stickered filed with the Commission not later than the
                     Commissioner's close of business on the
                     second business day after such "posted"
                     rates have been established and to have
                     copies of such stickered Prospectus
                     Supplements delivered to the Agents.

                     "Posting" rates shall mean establishing a fixed set of interest rates and maturities for an offering period, which rates and maturities are to be set forth on "posted" rates stickers attached to Prospectus Supplements distributed to potential purchasers.

                  The Agents and the Company and XTRA shall
                     destroy outdated "posted" rates stickers and the Prospectus Supplements to which they are attached (other than those retained for files).

Suspension of     Subject to its representations, warranties and covenants
 Solicitation;       contained in the Distribution
                     Agreement, the Company or XTRA
 Amendment or        may instruct the Agents to suspend
                     solicitation of offers to
 Supplement:         purchase Securities at any time. As
                     soon as practicable, but in any
                     event not later than one business
                     day after, the Agents will suspend
                     solicitation until such time as the
                     Company has advised the Agents that
                     solicitation of offers to purchase
                     Securities may be resumed. Except
                     as otherwise provided for in the
                     Distribution Agreement, the Company
                     and XTRA have discretion regarding
                     whether to amend or supplement the
                     Registration Statement or
                     Prospectus. If the Company or XTRA
                     propose so to amend or supplement,
                     they will promptly advise the
                     Agents and will furnish the Agents
                     such proposed amendment or
                     supplement and, after the Agents
                     has been afforded a reasonable
                     opportunity to review such
                     amendment or supplement, will cause
                     such amendment or supplement
                     promptly to be filed with, or
                     mailed for filing to, the
                     Commission. The Company will
                     promptly provide the Agents with
                     copies of any such amendment or
                     supplement and confirm to the
                     Agents that such amendment or
                     supplement has been filed with the
                     Commission.

                  In the event that at the time the Agents
                     suspend solicitation of offers to
                     purchase Securities there shall be any
                     orders for delayed settlement
                     out-standing, the Company and XTRA,
                     consistent with their obligations under
                     the Distribution Agreement, promptly
                     will advise the Agents whether such
                     orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company and XTRA will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company or XTRA determine that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Authenticity      The Company will cause the Trustee to
 of Signatures:      furnish the Agents from
                     time to time with the specimen
                     signatures of each of the Trustee's
                     officers, employees or agents who
                     have been
                     authorized by the Trustee
                     to authenticate Securities, but the
                     Agents will have no obligation or
                     liability to the Company or the
                     Trustee or its agent in respect of
                     the authenticity of the signature
                     of any officer, employee or agent
                     of the Company, XTRA or the Trustee
                     or its agent on any Security.

Advertising       The Company and XTRA will determine upon
                     consultation with the Agents the
                     amount of advertising that may be
                     appropriate in the solicitation of
                     offers to purchase the Securities.
                     Advertising expenses will be paid
                     by the Company and XTRA.

ANNEX III
          Pursuant to Section 4(j) and Section 6(e)(i), as the case may be, of the Distribution Agreement, XTRA's independent certified public accountants shall furnish letters to the effect that:

          (i) They are independent certified public accountants with respect to XTRA and its direct and indirect subsidiaries, including the Company, within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;

          (iii) They have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71 on the unaudited financial statements included in XTRA's
     Quarterly Report on Form 10-Q, incorporated by reference into the Prospectus, and inquired of certain officials of XTRA who have responsibility for financial and accounting matters as to whether the unaudited financial statements comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, and based on the foregoing procedures, nothing came to their attention that caused them to believe that any material modifications should be made to the unaudited financial statements for them to be in conformity with generally accepted accounting principles, or that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations;

          (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements, a reading of the latest available interim financial statements of XTRA and its direct and indirect subsidiaries, including the Company, inspection of the minute books of XTRA and its direct and indirect subsidiaries, including the Company, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of XTRA and its direct and indirect subsidiaries, including the Company, responsible for financial and accounting matters, nothing came to their attention that caused them to believe that:

               (A) as of a specified date not more than five days prior to the date of such letter, there has been any increase in the consolidated long-term debt of XTRA and its direct and indirect subsidiaries, including the Company, or any decrease in the amount of XTRA's retained earnings, or any decreases in common stock, consolidated net property and equipment or lease contracts receivable in each case as compared with amounts shown on the most recently filed Form 10-Q, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (B) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (A) there were any decreases, as compared with the corresponding period in the preceding year, in the amount of XTRA's consolidated revenues, or income from operations before provision for income taxes or any decreases in the ratio of income from operations before provision for income taxes to revenues, or any increases in the ratios of depreciation on rental equipment, rental equipment operating expense (which includes repair, and maintenance, tires and tubes, transportation and storage, facilities and other expense), selling and administrative expense or interest expense to revenues, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

          (v)  In addition to the audit referred to in their report
     (s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of XTRA and its direct and indirect subsidiaries, including the Company, which appear in the Prospectus (including documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of XTRA and its direct and indirect subsidiaries, including the Company, and have found them to be in agreement;

          (vi) They compared the amounts included in the Selected Financial Data to the appropriate annual reports on Form 10-K and found them to be in agreement. They have also compared the amounts included in the selected quarterly financial data to the Company's accounting records, the appropriate Quarterly
     Report on Form 10-Q or the appropriate Form 10-K, and found them to be in agreement. They compared the information included in the Selected Financial Data, the Selected
     Quarterly Financial Data and the Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends tables with the requirements of Items 301 or 302 or 503, respectively, of Regulation S-K. They also inquired of certain officials of XTRA who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Items 301 or 302 or 503, respectively, of Regulation S-K. Nothing came to their attention to cause them to believe that the Selected
     Financial Data, the Selected Quarterly Financial Data and
     Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends did not conform in all material respects to the disclosure requirements of Rule 301 or 302 or 503, respectively, of Regulation S-K; and

          (vii) If pro forma financial information is required to be included in or incorporated by reference into the Registration Statement or the Prospectus, they have

               (A) read the unaudited pro forma balance sheet and the unaudited pro forma statements of income included in or incorporated by reference into the Registration Statement or Prospectus;

               (B) inquired of certain officials of XTRA (and the company being acquired) who have responsibility for financial and accounting matters about (1) the basis for such officials' determination of the pro forma adjustments; and (2) whether the unaudited pro forma financial statements referred to above comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

               (C)  proved the arithmetic accuracy of the
          application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements.

          The foregoing procedures are substantially less in scope than an examination, the object of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, they make no representation about the sufficiency of such procedures for each Agent's purposes.

          Nothing came to their attention as a result of the procedures specified in the above paragraphs, however, that caused them to believe that the unaudited pro forma financial statements referred to above included in or incorporated by reference into the Registration Statement or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had they performed additional procedures or had they made an examination of the pro forma financial statements, other matters might have come to their attention that would have been reported to the Agents.

          All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in
Section 6(e) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under
Section 4(j) thereof.